Exhibit 99.1

Intercontinental Exchange Reports Strong Full Year 2023 Results

18th consecutive year of record revenues

• 2023 net revenues of $8.0 billion, +10% y/y

Jeffrey C. Sprecher,

ICE Chair & Chief Executive Officer, said,

"We are pleased to report our 18th consecutive year of record revenues and another year of earnings per share growth. A dynamic macro environment and strong secular tailwinds across our business continue to drive customers to our diverse, liquid markets and our mission-critical data and SaaS technologies to manage risk and capture efficiencies. As we look to 2024 and beyond, we remain focused on innovating across asset classes to serve the needs of our customers and deliver growth for our stockholders."

• 2023 GAAP diluted EPS of $4.19, +62% y/y

• 2023 adj. diluted EPS of $5.62, +6% y/y

• Record 2023 operating income of $3.7 billion, +2% y/y; Record adj. operating income of $4.7 billion, +9% y/y

• 2023 operating margin of 46%; adj. operating margin of 59%

• Nearly $1 billion returned to stockholders through dividends in 2023

• Completed the strategic acquisition of Black Knight on September 5, 2023

ATLANTA & NEW YORK, February 8, 2024 - Intercontinental Exchange (NYSE: ICE), a leading global provider of technology and data, today reported financial results for the fourth quarter and full year of 2023. For the quarter ended December 31, 2023, consolidated net income attributable to ICE was $373 million on $2.2 billion of consolidated revenues less transaction-based expenses. Fourth quarter GAAP diluted earnings per share (EPS) was $0.65. Adjusted net income attributable to ICE was $760 million in the fourth quarter and adjusted diluted EPS was $1.33.

For the full year of 2023 consolidated net income attributable to ICE was $2.4 billion on $8.0 billion of consolidated revenues less transaction-based expenses. Full year 2023 GAAP diluted EPS was $4.19, up 62% year-over-year. On an adjusted basis, net income attributable to ICE for the year was $3.2 billion and adjusted diluted EPS was $5.62, up 6% year-over-year.

Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and adjusted free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "In 2023, we once again generated record revenues and record operating income. This performance is a clear testament to the strength of our strategically diversified business model, which, through an array of macroeconomic environments, continues to deliver consistent and compounding growth for our stockholders. As we enter 2024, we remain well positioned to benefit from numerous cyclical tailwinds and secular trends."

Fourth Quarter and Full Year 2023 Business Highlights

Fourth quarter consolidated net revenues were $2.2 billion, up 25% year-over-year, including exchange net revenues of $1.1 billion, fixed income and data services revenues of $563 million and mortgage technology revenues of $502 million. Consolidated operating expenses were $1.3 billion for the fourth quarter of 2023. On an adjusted basis, consolidated operating expenses were $952 million. Consolidated operating income for the fourth quarter was $925 million and the operating margin was 42%. On an adjusted basis, consolidated operating income for the fourth quarter was $1.2 billion and the adjusted operating margin was 57%.

Full year 2023 consolidated net revenues were $8.0 billion, up 10% year-over-year, including exchange net revenues of $4.4 billion, fixed income and data services revenues of $2.2 billion and mortgage technology revenues of $1.3 billion. Consolidated operating expenses were $4.3 billion for 2023. On an adjusted basis, consolidated operating expenses were $3.3 billion. Consolidated operating income for the year was $3.7 billion and the operating margin was 46%. On an adjusted basis, consolidated operating income for the year was $4.7 billion and the adjusted operating margin was 59%.

	Net Revenue	Op Margin	Adj Op Margin	Net Revenue	Op Margin	Adj Op Margin

$ (in millions)	Full Year 2023			4Q23
Exchanges	$4,440	71%	73%	$1,136	70%	72%
Fixed Income and Data Services	$2,231	36%	44%	$563	36%	43%
Mortgage Technology	$1,317	(21)%	39%	$502	(15)%	39%
Consolidated	$7,988	46%	59%	$2,201	42%	57%

	FY23	FY22	% Chg	4Q23	4Q22	% Chg
Recurring Revenue	$4,138	$3,721	11%	$1,199	$940	28%
Transaction Revenue, net	$3,850	$3,571	8%	$1,002	$828	21%

Exchanges Segment Results

Fourth quarter exchange net revenues were $1.1 billion, up 16% year-over-year. Exchange operating expenses were $337 million and on an adjusted basis, were $321 million in the fourth quarter. Segment operating income for the fourth quarter was $799 million and the operating margin was 70%. On an adjusted basis, operating income was $815 million and the adjusted operating margin was 72%.

$ (in millions)	4Q23	4Q22	% Chg	Const Curr(1)
Revenue, net:
Energy	$414	$278	48%	46%
Ags and Metals	63	56	13%	12%
Financials(2)	116	100	16%	11%
Cash Equities and Equity Options	99	92	7%	7%
OTC and Other(3)	89	103	(13)%	(14)%
Data and Connectivity Services	234	226	3%	3%
Listings	121	127	(4)%	(4)%
Segment Revenue	$1,136	$982	16%	14%

Recurring Revenue	$355	$353	1%	1%
Transaction Revenue, net	$781	$629	24%	22%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 4Q22, 1.1737 and 1.0211, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & other primarily includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Full year exchange net revenues were $4.4 billion, up 9% year-over-year. Exchange operating expenses were $1.3 billion and on an adjusted basis, were $1.2 billion for the full year. Segment operating income for 2023 was $3.2 billion and the operating margin was 71%. On an adjusted basis, operating income was $3.2 billion and the adjusted operating margin was 73%.

$ (in millions)	FY23	FY22	% Chg	Const Curr(1)
Revenue, net:
Energy	$1,498	$1,162	29%	28%
Ags and Metals	271	235	15%	15%
Financials(2)	460	475	(3)%	(3)%
Cash Equities and Equity Options	383	378	1%	1%
OTC and Other(3)	398	429	(7)%	(7)%
Data and Connectivity Services	933	877	6%	6%
Listings	497	515	(4)%	(4)%
Segment Revenue	$4,440	$4,071	9%	9%

Recurring Revenue	$1,430	$1,392	3%	3%
Transaction Revenue, net	$3,010	$2,679	12%	12%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2022, 1.2376 and 1.0540, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & other primarily includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Fourth quarter fixed income and data services revenues were $563 million, up 5% year-over-year. Fixed income and data services operating expenses were $363 million and adjusted operating expenses were $322 million in the fourth quarter. Segment operating income for the fourth quarter was $200 million and the operating margin was 36%. On an adjusted basis, operating income was $241 million and the adjusted operating margin was 43%.

$ (in millions)	4Q23	4Q22	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$35	$35	—%	—%
CDS Clearing	81	79	5%	4%
Fixed Income Data and Analytics	286	274	4%	4%
Other Data and Network Services	161	149	8%	7%
Segment Revenue	$563	$537	5%	4%

Recurring Revenue	$447	$423	5%	5%
Transaction Revenue	$116	$114	4%	3%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 4Q22, 1.1737 and 1.0211, respectively.

Full year 2023 fixed income and data services revenues were $2.2 billion, up 7% year-over-year. Fixed income and data services operating expenses were $1.4 billion and on an adjusted basis, were $1.3 billion for the year. Segment operating income for the full year was $811 million and the operating margin was 36%. On an adjusted basis, operating income was $979 million and the adjusted operating margin was 44%.

$ (in millions)	FY23	FY22	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$124	$101	23%	23%
CDS Clearing	360	305	18%	18%
Fixed Income Data and Analytics	1,118	1,098	2%	2%
Other Data and Network Services	629	588	7%	7%
Segment Revenue	$2,231	$2,092	7%	6%

Recurring Revenue	$1,747	$1,686	4%	3%
Transaction Revenue	$484	$406	20%	19%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2022, 1.2376 and 1.0540, respectively.

Mortgage Technology Segment Results

Fourth quarter mortgage technology revenues were $502 million. Mortgage technology operating expenses were $576 million and adjusted operating expenses were $309 million in the fourth quarter. Segment operating loss for the fourth quarter was $74 million and the operating margin was (15)%. On an adjusted basis, operating income was $193 million and the adjusted operating margin was 39%.

$ (in millions)	4Q23	4Q22	% Chg
Revenue:
Origination Technology	$170	$181	(6)%
Closing Solutions	43	44	(2)%
Servicing Software	219	—	n/a
Data and Analytics	70	24	192%
Segment Revenue	$502	$249	102%

Recurring Revenue	$397	$164	144%
Transaction Revenue	$105	$85	22%

Full year mortgage technology revenues were $1.3 billion. Mortgage technology operating expenses were $1.6 billion and adjusted operating expenses were $809 million in 2023. Segment operating loss for the full year was $276 million and the operating margin was (21)%. On an adjusted basis, operating income was $508 million and the adjusted operating margin was 39%.

$ (in millions)	FY23	FY22	% Chg
Revenue:
Origination Technology	$694	$798	(13)%
Closing Solutions	179	239	(25)%
Servicing Software	288	—	n/a
Data and Analytics	156	92	69%
Segment Revenue	$1,317	$1,129	17%

Recurring Revenue	$961	$643	50%
Transaction Revenue	$356	$486	(27)%

Other Matters

•	Operating cash flow for 2023 was $3.5 billion and adjusted free cash flow was $3.2 billion.

•	As of December 31, 2023, unrestricted cash was $899 million and outstanding debt was $22.6 billion.

•	ICE paid $955 million in dividends in 2023.

Financial Guidance

	GAAP	Non-GAAP
2024 Exchange Recurring Revenue (% growth)	Low-single digits
2024 Fixed Income & Data Services Recurring Revenue (% growth)	Mid-single digits
2024 Mortgage Technology Revenue (% growth)	Low-to-mid single digits
2024 Operating Expenses	$4.775 - $4.820 billion	$3.81 - $3.86 billion(1)
1Q24 Operating Expenses	$1.175 - $1.185 billion	$930 - $940 million(1)
1Q24 Non-Operating Expense(2)	$245 - $250 million	$215 - $220 million
2024 Capital Expenditures	$600 - $650 million
2024 Effective Tax Rate	24% - 26%(3)
1Q24 Weighted Average Shares Outstanding	572 - 578 million shares

(1) 2024 and 1Q24 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and integration expenses.

(2) Non-operating expense includes interest income, interest expense and net other income/expense. Adjusted non-operating expense excludes equity earnings from unconsolidated investees.

(3) This represents 2024 full year guidance for both the GAAP and non-GAAP effective tax rates but note that the GAAP effective tax rate is more susceptible to diverging from this guidance based on items outside the normal course of business that are adjusted for to derive our non-GAAP results. Such items can be unknown, unpredictable or uncertain, requiring unreasonable efforts to determine with any precision and which could potentially be confusing or misleading.

Earnings Conference Call Information

ICE will hold a conference call today, February 8, at 8:30 a.m. ET to review its fourth quarter 2023 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 833-470-1428 from the United States or 929-526-1599 from outside of the United States. Telephone participants are required to provide the participant entry number 571937 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the first quarter 2024 earnings has been scheduled for May 2nd at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Exchanges	$6,355	$6,415	$1,601	$1,591
Fixed income and data services	2,231	2,092	563	537
Mortgage technology	1,317	1,129	502	249
Total revenues	9,903	9,636	2,666	2,377
Transaction-based expenses:
Section 31 fees	293	499	62	167
Cash liquidity payments, routing and clearing	1,622	1,845	403	442
Total revenues, less transaction-based expenses	7,988	7,292	2,201	1,768
Operating expenses:
Compensation and benefits	1,595	1,407	492	349
Professional services	123	131	35	30
Acquisition-related transaction and integration costs	269	93	68	12
Technology and communication	734	683	205	170
Rent and occupancy	92	83	27	20
Selling, general and administrative	266	226	70	60
Depreciation and amortization	1,215	1,031	379	263
Total operating expenses	4,294	3,654	1,276	904
Operating income	3,694	3,638	925	864
Other income/(expense):
Interest income	319	108	32	66
Interest expense	(808)	(616)	(251)	(176)
Other income/(expense), net	(311)	(1,322)	(190)	(190)
Total other income/(expense), net	(800)	(1,830)	(409)	(300)
Income before income tax expense	2,894	1,808	516	564
Income tax expense	456	310	126	124
Net income	$2,438	$1,498	$390	$440
Net income attributable to non-controlling interest	(70)	(52)	(17)	(15)
Net income attributable to Intercontinental Exchange, Inc.	$2,368	$1,446	$373	$425

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$4.20	$2.59	$0.65	$0.76
Diluted	$4.19	$2.58	$0.65	$0.76
Weighted average common shares outstanding:
Basic	564	559	572	559
Diluted	565	561	574	560

Consolidated Balance Sheets

(In millions)

	As of	As of
	December 31, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$899	$1,799
Short-term restricted cash and cash equivalents	531	6,149
Restricted short-term investments	680	—
Cash and cash equivalent margin deposits and guaranty funds	78,980	141,990
Invested deposits, delivery contracts receivable and unsettled variation margin	1,814	5,382
Customer accounts receivable, net	1,366	1,169
Prepaid expenses and other current assets	703	458
Total current assets	84,973	156,947
Property and equipment, net	1,923	1,767
Other non-current assets:
Goodwill	30,553	21,111
Other intangible assets, net	17,317	13,090
Long-term restricted cash and cash equivalents	340	405
Other non-current assets	978	1,018
Total other non-current assets	49,188	35,624
Total assets	$136,084	$194,338

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$1,003	$866
Section 31 fees payable	79	223
Accrued salaries and benefits	459	352
Deferred revenue	200	170
Short-term debt	1,954	4
Margin deposits and guaranty funds	78,980	141,990
Invested deposits, delivery contracts payable and unsettled variation margin	1,814	5,382
Other current liabilities	137	184
Total current liabilities	84,626	149,171
Non-current liabilities:
Non-current deferred tax liability, net	4,080	3,493
Long-term debt	20,659	18,118
Accrued employee benefits	193	160
Non-current operating lease liability	299	254
Other non-current liabilities	441	381
Total non-current liabilities	25,672	22,406
Total liabilities	110,298	171,577
Commitments and contingencies
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(6,304)	(6,225)
Additional paid-in capital	15,953	14,313
Retained earnings	16,356	14,943
Accumulated other comprehensive loss	(294)	(331)
Total Intercontinental Exchange, Inc. stockholders’ equity	25,717	22,706
Non-controlling interest in consolidated subsidiaries	69	55
Total equity	25,786	22,761
Total liabilities and equity	$136,084	$194,338

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and adjusted free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2023	2022	2023	2022
Total revenues, less transaction-based expenses	$4,440	$4,071	$2,231	$2,092	$1,317	$1,129	$7,988	$7,292
Operating expenses	1,281	1,209	1,420	1,373	1,593	1,072	4,294	3,654
Less: Amortization of acquisition-related intangibles	65	67	168	180	515	363	748	610
Less: Transaction and integration costs	—	—	—	—	269	91	269	91
Less: Other	17	—	—	—	—	—	17	—
Adjusted operating expenses	$1,199	$1,142	$1,252	$1,193	$809	$618	$3,260	$2,953
Operating income/(loss)	$3,159	$2,862	$811	$719	$(276)	$57	$3,694	$3,638
Adjusted operating income	$3,241	$2,929	$979	$899	$508	$511	$4,728	$4,339
Operating margin	71%	70%	36%	34%	(21)%	5%	46%	50%
Adjusted operating margin	73%	72%	44%	43%	39%	45%	59%	59%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2023	2022	2023	2022	2023	2022	2023	2022
Total revenues, less transaction-based expenses	$1,136	$982	$563	$537	$502	$249	$2,201	$1,768
Operating expenses	337	305	363	344	576	255	1,276	904
Less: Amortization of acquisition-related intangibles	16	17	41	43	199	92	256	152
Less: Transaction and integration costs	—	—	—	—	68	12	68	12
Adjusted operating expenses	$321	$288	$322	$301	$309	$151	$952	$740
Operating income/(loss)	$799	$677	$200	$193	$(74)	$(6)	$925	$864
Adjusted operating income	$815	$694	$241	$236	$193	$98	$1,249	$1,028
Operating margin	70%	69%	36%	36%	(15)%	(2)%	42%	49%
Adjusted operating margin	72%	71%	43%	44%	39%	39%	57%	58%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022
Net income attributable to ICE common stockholders	$2,368	$1,446
Add: Amortization of acquisition-related intangibles	748	610
Add: Transaction and integration costs	269	91
Less: Gain on sale and fair value adjustment of equity investments	—	(41)
Add: Net losses from and impairment of unconsolidated investees	122	1,340
Add/(less): Net interest (income)/expense on pre-acquisition-related debt and debt extinguishment	(12)	89
Add: Other	196	9
Less: Net income tax effect for the above items and deferred tax adjustments	(309)	(579)
Add/(less): Deferred tax adjustments on acquisition-related intangibles	(126)	9
Less: Other tax adjustments	(79)	—
Adjusted net income attributable to ICE common stockholders	$3,177	$2,974

Diluted earnings per share attributable to ICE common stockholders	$4.19	$2.58

Adjusted diluted earnings per share attributable to ICE common stockholders	$5.62	$5.30

Diluted weighted average common shares outstanding	565	561

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022
Net income attributable to ICE	$373	$425
Add: Amortization of acquisition-related intangibles	256	152
Add: Transaction and integration costs	68	12
Add: Net losses from and impairment of unconsolidated investees	31	188
Add: Net interest expense on pre-acquisition-related debt and debt extinguishment	—	10
Less: Other	156	—
Less: Net income tax effect for the above items and deferred tax adjustments	(131)	(101)
Add: Deferred tax adjustments on acquisition-related intangibles	5	12
Less: Other tax adjustments	2	—
Adjusted net income attributable to ICE	$760	$698

Diluted earnings per share	$0.65	$0.76

Adjusted diluted earnings per share	$1.33	$1.25

Diluted weighted average common shares outstanding	574	560

Adjusted Free Cash Flow Calculation

(In millions)

(Unaudited)

	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022
Net cash provided by operating activities	$3,542	$3,554
Less: Capital expenditures	(190)	(225)
Less: Capitalized software development costs	(299)	(257)
Free cash flow	3,053	3,072
Add/(Less): Section 31 fees, net	144	(166)
Adjusted free cash flow	$3,197	$2,906

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds, and operates digital networks that connect people to opportunity. We provide financial technology and data services across major asset classes helping our customers access mission-critical workflow tools that increase transparency and efficiency. ICE’s futures, equity, and options exchanges -- including the New York Stock Exchange -- and clearing houses help people invest, raise capital and manage risk. We offer some of the world’s largest markets to trade and clear energy and environmental products. Our fixed income, data services and execution capabilities provide information, analytics and platforms that help our customers streamline processes and capitalize on opportunities. At ICE Mortgage Technology, we are transforming U.S. housing finance, from initial consumer engagement through loan production, closing, registration and the long-term servicing relationship. Together, ICE transforms, streamlines, and automates industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 8, 2024. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Katia Gonzalez

+1 678 981 3882

katia.gonzalez@ice.com

investors@ice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@ice.com

media@ice.com